UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.20549

Schedule 14C Information

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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☐	Preliminary Information Statement

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☒	Definitive Information Statement

AURASOUND, INC.
(Name of Registrant As Specified in Charter)

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AURASOUND, INC.
2850 Red Hill Avenue, Suite 100,
Santa Ana, CA 92705

June 9, 2011

INFORMATION STATEMENT ON SCHEDULE 14C
AMENDMENT NO.1
CHANGE OF RECORD DATE TO JUNE 8, 2011

This amendment (“Amendment”) to the Information Statement on Schedule 14C of AuraSound, Inc. filed on May 27, 2011 (“Information Statement”)changes only the record date for notification of the transaction described below, changing it from May 31, 2011 to June 8, 2011.  The Information Statement, together with this Amendment, is first being mailed on or about June 13, 2011 to the holders of record as of the close of business on June 8, 2011 (the “Record Date”) of the common stock, par value $0.01 per share (“Common Stock”).  All other information set forth in the Information Statement as filed May 27, 2011 remains the same, and thisAmendment must be read in conjunction with that Information Statement as filed on May 27, 2011.

            On November 11, 2010 our board of directors and a single stockholder holding a majority of the voting power of AuraSound, Inc. (the “Majority Stockholder”), approved an amendment to our Articles of Incorporation that will increase the number of shares of authorized Common Stock, from 16,666,667 to 100,000,000.  The Majority Stockholder’s approval and consent constitutes the approval and consent required to approve the action by Nevada law.  Accordingly, this action is not being submitted to our remaining stockholders for a vote.  TheInformation Statement and this Amendment are being furnished to our stockholders to provide certain information concerning the action in accordance with the requirements of the Securities Exchange Act of 1934 and the regulations promulgated thereunder, including Regulation 14C.

SIGNATURE

Pursuant to the requirements of the Exchange Act of 1934, as amended, the Registrant has duly caused this amendment to the Information Statement on Schedule 14C to be signed on its behalf by the undersigned hereunto authorized.

AURASOUND, INC.

/s/ HaraldWeisshaupt
HaraldWeisshaupt , Chief Executive Officer

June 9, 2011
Santa Ana, California